             As filed with the Securities and Exchange Commission on May 2, 2003
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  -------------

                                 UGI CORPORATION
             (Exact name of registrant as specified in its charter)

        PENNSYLVANIA                                   23-2668356
  (State or other jurisdiction                         (I.R.S. Employer
 of incorporation or organization)                    Identification No.)

                                 --------------

                              460 NORTH GULPH ROAD
                            KING OF PRUSSIA, PA 19406
          (Address, including zip code, of principal executive offices)

                                 --------------

              UGI CORPORATION 2002 NON-QUALIFIED STOCK OPTION PLAN

                            (Full title of the plan)

                                  -------------

                            BRENDAN P. BOVAIRD, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                                 UGI CORPORATION
                              460 NORTH GULPH ROAD
                            KING OF PRUSSIA, PA 19406
                                 (610) 337-1000
(Name, address, and telephone number, including area code, of agent for service)

                                 --------------
                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------
                                             Proposed           Proposed
                                             maximum            maximum
 Title of securities to   Amount to be    offering price   aggregate offering        Amount of
     be registered        registered(1)     per share(2)         price            registration fee
--------------------------------------------------------------------------------------------------
  Common stock,
without par value        750,000 shares       $31.22         $23,415,000.00          $1,894.00

--------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with the anti-dilution provisions of the plan.

(2) Calculated pursuant to Rule 457(c) and (h), based upon the average of the reported high and low sales prices for the Common Stock as reported on the New York Stock Exchange for April 28, 2003.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.           PLAN INFORMATION.

                  Omitted pursuant to Rule 428 and Form S-8.

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                  Omitted pursuant to Rule 428 and Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by UGI Corporation with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference and deemed to be a part of this registration statement:

         (a) Our annual report on Form 10-K for the fiscal year ended September 30, 2002;

         (b) Our quarterly report on Form 10-Q, as amended on April 14, 2003, for the fiscal quarter ended December 31, 2002;

         (c) Our current reports on Form 8-K filed on November 1, 2002, January 22, 2003 and February 26, 2003;

         (d) The description of our Common Stock contained in our registration statement on Form 8-B, dated March 23, 1992, as amended by Amendment No. 1 to Form 8-B, dated April 10, 1992, and on Form 8-A, dated June 24, 1996, and any amendments or reports filed after the date hereof for the purpose of updating such description; and

         (e) All documents that we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, other than reports on Form 8-K furnished to the Commission pursuant to items 9 or 12 of Form 8-K, after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

         If information in any document incorporated by reference conflicts with information in this prospectus, you should rely on the most recent information. If information in any document incorporated by reference conflicts with information in another document incorporated by reference, you should rely on the most recent document incorporated by reference.

         Our annual report on Form 10-K for the fiscal year ended September 30, 2002 contains our consolidated financial statements for fiscal year 2001 and 2000, which were audited by Arthur Andersen LLP ("Andersen"), and Andersen's report dated November 16, 2001 ("Andersen's Report") with respect to those consolidated financial statements. After making reasonable efforts, we have been unable to obtain Andersen's consent to incorporate into this registration statement Andersen's Report. Under these circumstances, Rule 437(a) under the Securities Act permits us to file this registration statement without such consent. The absence of such consent means that investors will not be able to assert any claims they may have against Andersen under Section 11 of the Securities Act relating to the consolidated financial statements covered by Andersen's Report and incorporated by reference into this registration statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of Common Stock covered by this registration statement will be passed upon for us by Brendan P. Bovaird, Vice President and General Counsel of UGI Corporation. As of May 1, 2003, Mr. Bovaird held 34,524 shares of Common Stock, 31,500 performance-contingent phantom shares of Common Stock and exercisable options to purchase 80,250 shares of Common Stock.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 1741 of the Pennsylvania Business Corporation Law of 1988 provides that a business corporation may indemnify directors and officers against any threatened, pending or completed action or proceeding, provided that the person in question acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 1742 provides, however, that a business corporation may indemnify its directors and officers only against expenses (including attorneys' fees) if the action or proceeding is by or in the right of the corporation. In addition, Section 1742 states that indemnification shall not be made if the person has been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnification for certain expenses. Section 1743 requires a corporation to indemnify its directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

         Section 1713 of the Business Corporation Law permits the shareholders to adopt a bylaw provision relieving a director (but not an officer) of personal liability for monetary damages except where (i) the director has breached the applicable standard of care, and (ii) such conduct constitutes self-dealing, willful misconduct or recklessness. This section also provides that a director may not be relieved of liability for the payment of taxes pursuant to any federal, state or local law or of responsibility under a criminal statute. Section 4.01 of our Bylaws limits the liability of any director to the fullest extent permitted by
Section 1713 of the Business Corporation Law.

         Section 1746 of the Business Corporation Law grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Article VII of our Bylaws provides for indemnification of directors, officers and other agents to the extent otherwise permitted by Section 1741 of the Business Corporation Law and pursuant to the authority of Section 1746 of the Business Corporation Law.

         Article VII of our Bylaws provides, except as expressly prohibited by law, an unconditional right to indemnification for expenses and any liability paid or incurred by any of our directors or officers, or any other person designated by the Board of Directors as an indemnified representative, in connection with any actual or threatened claim, action, suit or proceeding (including derivative suits) in which he or she may be involved by reason of being or having been our director, officer, employee or agent, or at our request, of another corporation, partnership, joint venture, trust, employee benefit plan or other entity. The Bylaws specifically authorize indemnification against both judgments and amounts paid in settlement of derivative suits.
Section 1742 of the Business Corporation Law only authorizes indemnification of expenses incurred in defending a derivative action. Article VII of the Bylaws also allows indemnification for punitive damages and liabilities incurred under federal securities laws.

         Unlike the provisions of Business Corporation Law Sections 1741 and 1742, Article VII does not require us to determine the availability of indemnification by the procedures or the standard of conduct specified in Sections 1741 and 1742 of the Business Corporation Law. A person who has incurred an indemnifiable expense or liability has a right to be indemnified independent of any procedures or determinations that otherwise would be required, and that right is enforceable against us as long as indemnification is not prohibited by law. To the extent indemnification is permitted only for a portion of a liability, the Bylaw provisions require us to indemnify such portion. If the indemnification provided for in Article VII is unavailable for any reason in respect of any liability or portion thereof, the Bylaws require us to make a contribution toward the liability. Indemnification rights under the Bylaws do not depend upon the approval of any future Board of Directors.

         Section 7.04 of our Bylaws authorizes us to further effect or secure our indemnification obligations by entering into indemnification agreements, maintaining insurance, creating a trust fund, granting a security interest in its assets or property, establishing a letter of credit or using any other means that may be available from time to time.

         Section 5.01(c) of our Bylaws limits the personal liability of our officers to us to the same extent that directors are relieved of such liabilities pursuant to Section 4.01 of the Bylaws, with the exception that the limitation of the liability of officers applies only to liabilities arising out of derivative claims by shareholders asserting a right of ours and not to liabilities arising out of third party claims.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           EXHIBITS.

         The following is a list of all exhibits filed as a part of this registration statement.

----------------------------------------------------------------------------------------------
Exhibit Number                              Description of Exhibits
----------------------------------------------------------------------------------------------
     4.1          Amended and Restated Articles of Incorporation of UGI
----------------------------------------------------------------------------------------------

     4.2          Bylaws of UGI, as amended on February 25, 2003
----------------------------------------------------------------------------------------------

                  Rights Agreement, as amended as of August 18, 2000, between UGI and Mellon
     4.3          Bank, N.A., successor to Mellon Bank (East) N.A., as Rights Agent, and
                  Assumption Agreement dated April 7, 1992 incorporated by reference from
                  Exhibit 4.3 of our registration statement No. 333-49080
----------------------------------------------------------------------------------------------
      5           Opinion of Brendan P. Bovaird, Vice President and General Counsel of UGI
                  Corporation
----------------------------------------------------------------------------------------------
     23.1         Consent of PricewaterhouseCoopers LLP
----------------------------------------------------------------------------------------------
     23.2         Consent of Brendan P. Bovaird (included in his opinion filed as Exhibit 5 to this registration statement)
----------------------------------------------------------------------------------------------
      24          Power of Attorney (included on signature page hereof)
----------------------------------------------------------------------------------------------

ITEM 9.           UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, UGI Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in King of Prussia, Pennsylvania, on April 29, 2003.

                                      UGI CORPORATION, a Pennsylvania
                                      corporation

                                      By: Lon R. Greenberg
                                          -------------------------------------
                                          Lon R. Greenberg, its Chairman,
                                          President and Chief Executive Officer

         Each person whose signature appears below hereby appoints Lon R. Greenberg, Brendan P. Bovaird and Anthony J. Mendicino, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statements filed pursuant to General Instruction E to Form S-8 in respect of this registration statement and any and all amendments (including post-effective amendments) to any such registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to perform each and every act and thing appropriate or necessary to be done, as full and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

      Signature              Capacity in which Signed             Date
      ---------              ------------------------             ----
Lon R. Greenberg          Chairman, President and Chief      April 29, 2003
----------------------    Executive Officer (Principal
Lon R. Greenberg          Executive Officer) and Director

Anthony J. Mendicino      Senior Vice President--Finance     April 29, 2003
----------------------    (Principal Financial Officer and
Anthony J. Mendicino      Principal Accounting Officer)

Stephen D. Ban            Director                           April 29, 2003
----------------------
Stephen D. Ban

Thomas F. Donovan         Director                           April 29, 2003
----------------------
Thomas F. Donovan

Richard C. Gozon          Director                           April 29, 2003
----------------------
Richard C. Gozon

Ernest E. Jones           Director                           April 29, 2003
----------------------
Ernest E. Jones

                          Director                           April , 2003
----------------------
Anne Pol

Marvin O. Schlanger       Director                           April 29, 2003
----------------------
Marvin O. Schlanger

James W. Stratton         Director                           April 29, 2003
----------------------
James W. Stratton

                                  EXHIBIT INDEX

--------------------------------------------------------------------------------------
Exhibit Number                          Description of Exhibits
--------------------------------------------------------------------------------------
     4.1               Amended and Restated Articles of Incorporation of UGI
--------------------------------------------------------------------------------------

     4.2               Bylaws of UGI, as amended on February 25, 2003
--------------------------------------------------------------------------------------
      5                Opinion of Brendan P. Bovaird, Vice President and General
                       Counsel of UGI Corporation
--------------------------------------------------------------------------------------
     23.1              Consent of PricewaterhouseCoopers LLP
--------------------------------------------------------------------------------------
     23.2              Consent of Brendan P. Bovaird (included in his opinion filed as
                       Exhibit 5 to this registration statement)
--------------------------------------------------------------------------------------
      24               Power of Attorney (included on signature page hereof)
--------------------------------------------------------------------------------------